Pricing Supplement No. 007                      Filed pursuant to Rule 424(b)(3)
Dated: January 28, 1997                         Registration No. 333-14727
(To Prospectus dated November 7, 1996 as supplemented by a Prospectus Supplement dated November 7, 1996)

                       PUBLIC SERVICE COMPANY OF COLORADO

                       SECURED MEDIUM-TERM NOTES, SERIES B
                (being a series of First Collateral Trust Bonds)


Principal amount ($): 22,000,000      Form:  Book-Entry __X__  Certificated __
Original Issue Date: January          Redeemable at Company Option:
31,1997                                     ____Yes     __X_No
Stated Maturity: February 2, 2004       Initial Redemption Date: N/A
Interest Rate (%): 6.90                 Initial Redemption Percentage: N/A
Default Rate (%): None                  Annual Redemption Percentage
Issue Price (%): 100                        Reduction: N/A
Commission (%): .600                  Optional Repayment Dates: N/A
Net proceeds ($): 21,868,000

            Redemption prices (if redeemable): The redemption price (if any) for the Notes offered hereby will initially be the Initial Redemption Percentage multiplied by the unpaid principal amount to be redeemed of each Note. The Initial Redemption Percentage shall decline at each anniversary of the Initial Redemption Date by the Annual Redemption Percentage Reduction until the redemption price is 100% of the principal amount to be redeemed.

            Additional terms: None

Agent:      ____ Merrill Lynch & Co.
            __X_ Goldman, Sachs & Co.

Agent acting in the capacity as indicated below:
      ____ Agent        __X__ Principal

If as principal:
      __X_ The Notes are being offered at varying prices related to prevailing market prices at the time of resale.
      ____ The Notes are being offered at a fixed initial public offering price of % of principal amount.

            THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR BY ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PRICING SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS SUPPLEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Pricing Supplement No. 008                      Filed pursuant to Rule 424(b)(3)
Dated: January 28, 1997                         Registration No. 333-14727
(To Prospectus dated November 7, 1996 as supplemented by a Prospectus Supplement dated November 7, 1996)

                       PUBLIC SERVICE COMPANY OF COLORADO

                       SECURED MEDIUM-TERM NOTES, SERIES B
                (being a series of First Collateral Trust Bonds)


Principal amount ($): 15,000,000      Form:  Book-Entry __X__  Certificated __
Original Issue Date: January          Redeemable at Company Option:
31,1997                                     ____Yes     __X_No
Stated Maturity: February 1, 2001       Initial Redemption Date: N/A
Interest Rate (%): 6.60                 Initial Redemption Percentage: N/A
Default Rate (%): None                  Annual Redemption Percentage
Issue Price (%): 100                        Reduction: N/A
Commission (%): .450                  Optional Repayment Dates: N/A
Net proceeds ($): 14,932,500

            Redemption prices (if redeemable): The redemption price (if any) for the Notes offered hereby will initially be the Initial Redemption Percentage multiplied by the unpaid principal amount to be redeemed of each Note. The Initial Redemption Percentage shall decline at each anniversary of the Initial Redemption Date by the Annual Redemption Percentage Reduction until the redemption price is 100% of the principal amount to be redeemed.

            Additional terms: None

Agent:      ____ Merrill Lynch & Co.
            __X_ Goldman, Sachs & Co.

Agent acting in the capacity as indicated below:
      ____ Agent        __X__ Principal

If as principal:
      __X__ The Notes are being offered at varying prices related to prevailing market prices at the time of resale.
      ____ The Notes are being offered at a fixed initial public offering price of % of principal amount.

            THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR BY ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PRICING SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS SUPPLEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Pricing Supplement No. 009                      Filed pursuant to Rule 424(b)(3)
Dated: January 28, 1997                         Registration No. 333-14727
(To Prospectus dated November 7, 1996 as supplemented by a Prospectus Supplement dated November 7, 1996)

                       PUBLIC SERVICE COMPANY OF COLORADO

                       SECURED MEDIUM-TERM NOTES, SERIES B
                (being a series of First Collateral Trust Bonds)


Principal amount ($): 23,000,000      Form:  Book-Entry __X__  Certificated __
Original Issue Date: January          Redeemable at Company Option:
31,1997                                     ____Yes     __X_No
Stated Maturity: February 2, 2004       Initial Redemption Date: N/A
Interest Rate (%): 6.90                 Initial Redemption Percentage: N/A
Default Rate (%): None                  Annual Redemption Percentage
Issue Price (%): 100                        Reduction: N/A
Commission (%): .60                   Optional Repayment Dates: N/A
Net proceeds ($): 22,862,000

            Redemption prices (if redeemable): The redemption price (if any) for the Notes offered hereby will initially be the Initial Redemption Percentage multiplied by the unpaid principal amount to be redeemed of each Note. The Initial Redemption Percentage shall decline at each anniversary of the Initial Redemption Date by the Annual Redemption Percentage Reduction until the redemption price is 100% of the principal amount to be redeemed.

            Additional terms: None

Agent:       _X_ Merrill Lynch & Co.
             ___ Goldman, Sachs & Co.

Agent acting in the capacity as indicated below:
      ____ Agent        __X__ Principal

If as principal:
      __X__ The Notes are being offered at varying prices related to prevailing market prices at the time of resale.
      ____ The Notes are being offered at a fixed initial public offering price of % of principal amount.

            THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR BY ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PRICING SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS SUPPLEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Pricing Supplement No. 010                      Filed pursuant to Rule 424(b)(3)
Dated: January 28, 1997                         Registration No. 333-14727
(To Prospectus dated November 7, 1996 as supplemented by a Prospectus Supplement dated November 7, 1996)

                       PUBLIC SERVICE COMPANY OF COLORADO

                       SECURED MEDIUM-TERM NOTES, SERIES B
                (being a series of First Collateral Trust Bonds)


Principal amount ($): 15,000,000      Form:  Book-Entry __X__  Certificated __
Original Issue Date: January          Redeemable at Company Option:
31,1997                                     ____Yes     __X_No
Stated Maturity: February 1, 2001       Initial Redemption Date: N/A
Interest Rate (%): 6.60                 Initial Redemption Percentage: N/A
Default Rate (%): None                  Annual Redemption Percentage
Issue Price (%): 100                        Reduction: N/A
Commission (%): .450                  Optional Repayment Dates: N/A
Net proceeds ($): 14,932,500

            Redemption prices (if redeemable): The redemption price (if any) for the Notes offered hereby will initially be the Initial Redemption Percentage multiplied by the unpaid principal amount to be redeemed of each Note. The Initial Redemption Percentage shall decline at each anniversary of the Initial Redemption Date by the Annual Redemption Percentage Reduction until the redemption price is 100% of the principal amount to be redeemed.

            Additional terms: None

Agent:       _X_ Merrill Lynch & Co.
             ___ Goldman, Sachs & Co.

Agent acting in the capacity as indicated below:
      ____ Agent        __X__ Principal

If as principal:
      __X__ The Notes are being offered at varying prices related to prevailing market prices at the time of resale.
      ____ The Notes are being offered at a fixed initial public offering price of % of principal amount.

            THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR BY ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PRICING SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS SUPPLEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.